Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

November 29, 2010

iPath Exchange Traded Notes iPath® Short Enhanced MSCI EAFE® Index ETN iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2. NOTE DETAILS Ticker MFSA Intraday Indicative Value Ticker MFSA.IV Bloomberg Index Ticker NDDUEAFE Short Index Amount Ticker MFSA.IXNV T-Bill Amount Ticker MFSA.TBNV Participation Ticker* MFSA.PTNV CUSIP 06740P882 Primary Exchange NYSE Arca Fee Rate** 0.80% Borrow Rate*** 1.75% Automatic Termination Level $37.50 per ETN Inception Date 11/29/10 Maturity Date 11/30/20 Index MSCI EAFE® Net Total Return Index INDEX SECTOR BREAKDOWN Financials 24.58% Industrials 12.17% Materials 10.66% Consumer Discretionary 10.38% Consumer Staples 10.24% Health Care 8.39% Energy 7.53% Telecommunication Services 5.93% Utilities 5.37% Information Technology 4.75% Source: MSCI, Inc. as of 10/29/2010. TOP FIVE INDEX CONSTITUENTS (as of 10/29/2010) NESTLE SA-REG 1.78% HSBC HOLDINGS PLC 1.70% VODAFONE GROUP PLC 1.34% BHP BILLITON LTD 1.29% BP PLC 1.20% * The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs. Source: MSCI, Inc. Index constituents are subject to change. ** The daily investor fee is calculated on a daily basis in following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365. *** The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365. 1 Investors may redeem at least 25,000 units of the iPath® Short Enhanced MSCI EAFE® Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. 2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $37.50. Before investing in the ETN, investors should read in full the relevant prospectus,

iPath® Short Enhanced MSCI EAFE® Index ETN

INDEX DESCRIPTION

The MSCI EAFE® Net Total Retun Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

INDEX CORRELATIONS*

MSCI EAFE Index	1.00
MSCI Emerging Markets Index℠	0.95
S&P 500 Index	0.93
Russell 2000 Index	0.86

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.
Sources: MSCI, Inc., S&P, Russell.

INDEX TOTAL RETURNS**

(as of 10/29/2010)	1-YEAR RETURN %	3-YEAR RETURN %	5-YEAR RETURN %	STANDARD DEVIATION % ANNUALIZED*
MSCI EAFE Index	8.36%	-9.60%	3.31%	21.24%
MSCI Emerging Markets Index℠	23.56%	-3.98%	14.94%	28.19%
S&P 500 Index	16.52%	-6.49%	1.73%	17.66%
Russell 2000 Index	26.58%	-3.91%	3.07%	22.92%

* Based on monthly returns for 10/05-10/10.
**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.
Sources: MSCI, Inc., S&P, Russell.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

For an investment in iPath ETNs linked to a leveraged participation in the inverse performance of the MSCI EAFE® Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index increases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The "participation" value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the inverse performance of MSCI EAFE® Net Total Return Index is subject to risks associated with fluctuations, particularly an increase, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. ("MSCI"). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3240-07RB-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

IP-MFSA-1110

BARCLAYS FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com iPath®

iPath®

iPath Exchange Traded Notes

iPath® Long Enhanced MSCI EAFE® Index ETN

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption[1], based on the performance of the index less investor fees and other applicable charges. The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the "Index").

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs[2].

NOTE DETAILS

Ticker	MFLA
Intraday Indicative Value Ticker	MFLA.IV
Bloomberg Index Ticker	NDDUEAFE
Participation Ticker*	MFLA.PTNV
Long Index Amount Ticker	MFLA.IXNV
Financing Level Ticker	MFLA.FLNV
CUSIP	06740P809
Primary Exchange	NYSE Arca
Fee Rate**	0.80%
Financing Rate***	3m LIBOR + 0.60%
Automatic Termination Level	$25.00 per ETN
Inception Date	11/29/10
Maturity Date	11/30/20
Index	MSCI EAFE® Net Total Return Index

* The "participation" is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

** The daily investor fee is calculated on a daily basis in the following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day *times* (b) the fee rate *divided by* (c) 365.

*** The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day *times* (b) the financing rate *divided by* (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

INDEX SECTOR BREAKDOWN



Financials	24.58%
Industrials	12.17%
Materials	10.66%
Consumer Discretionary	10.38%
Consumer Staples	10.24%
Health Care	8.39%
Energy	7.53%
Telecommunication Services	5.93%
Utilities	5.37%
Information Technology	4.75%

Source: MSCI, Inc. as of 10/29/2010.

TOP FIVE INDEX CONSTITUENTS

(as of 10/29/2010)

NESTLE SA-REG	1.78%
HSBC HOLDINGS PLC	1.70%
VODAFONE GROUP PLC	1.34%
BHP BILLITON LTD	1.29%
BP PLC	1.20%

Source: MSCI, Inc. Index constituents are subject to change.

[1] Investors may redeem at least 25,000 units of the iPath® Long Enhanced MSCI EAFE® Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2] Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $25.00. Before investing in the ETN, investors should read in full the relavant prospectus, available through visiting www.iPathETN.com.

iPath® Long Enhanced MSCI EAFE® Index ETN

INDEX DESCRIPTION

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

INDEX CORRELATIONS*

MSCI EAFE Index	1.00
MSCI Emerging Markets Index℠	0.95
S&P 500 Index	0.93
Russell 2000 Index	0.86

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: MSCI, Inc., S&P, Russell.

INDEX TOTAL RETURNS**

(as of 10/29/2010)

	1-YEAR RETURN %	3-YEAR RETURN %	5-YEAR RETURN %	STANDARD DEVIATION % ANNUALIZED*
MSCI EAFE Index	8.36%	–9.60%	3.31%	21.24%
MSCI Emerging Markets Index℠	23.56%	–3.98%	14.94%	28.19%
S&P 500 Index	16.52%	–6.49%	1.73%	17.66%
Russell 2000 Index	26.58%	–3.91%	3.07%	22.92%

* Based on monthly returns for 10/05-10/10.

**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.
Sources: MSCI, Inc., S&P, Russell.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

For an investment in iPath ETNs linked to a leveraged participation in the performance of the MSCI EAFE® Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The "participation" value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the MSCI EAFE® Net Total Return Index is subject to risks associated with fluctuations, particularly a decrease, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. ("MSCI"). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3241-07RB-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

iP-MFLA-1110

BARCLAYS   FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com   iPath®

iPath Exchange Traded Notes

iPath® Short Enhanced MSCI Emerging Markets Index ETN

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption[1], based on the performance of the index less investor fees and other applicable charges. The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the "Index").

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs[2].

NOTE DETAILS

Ticker	EMSA
Intraday Indicative Value Ticker	EMSA.IV
Bloomberg Index Ticker	NDUEEGF
Short Index Amount Ticker	EMSA.IXNV
T-Bill Amount Ticker	EMSA.TBNV
Participation Ticker*	EMSA.PTNV
CUSIP	06740P866
Primary Exchange	NYSE Arca
Fee Rate**	0.80%
Borrow Rate***	2.50%
Automatic Termination Level	$45.00 per ETN
Inception Date	11/29/10
Maturity Date	11/30/20
Index	MSCI Emerging Markets Net Total Return Index

* The "participation" is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

** The daily investor fee is calculated on a daily basis in following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day *times* (b) the fee rate *divided by* (c) 365.

*** The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day *times* (b) the borrow rate *divided by* (c) 365.

INDEX SECTOR BREAKDOWN



Financials	26.08%
Materials	14.44%
Energy	14.10%
Information Technology	12.15%
Telecommunication Services	7.93%
Industrials	7.32%
Consumer Discretionary	6.88%
Consumer Staples	6.87%
Utilities	3.45%
Health Care	0.78%

Source: MSCI, Inc. as of 10/29/2010.

TOP FIVE INDEX CONSTITUENTS

(as of 10/29/2010)

SAMSUNG ELECTRONICS CO LTD	2.00%
PETROBRAS - PETROLEO BRAS-PR	1.72%
CHINA MOBILE LTD	1.68%
GAZPROM OAO (Trade Free)	1.59%
AMERICA MOVIL SAB DE CV-SER L	1.56%

Source: MSCI, Inc. Index constituents are subject to change.

[1] Investors may redeem at least 25,000 units of the iPath® Short Enhanced MSCI Emerging Markets Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2] Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $45.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Short Enhanced MSCI Emerging Markets Index ETN

INDEX DESCRIPTION

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

INDEX CORRELATIONS*

MSCI Emerging Markets Index℠	1.00
Russell 2000 Index	0.81
S&P 500 Index	0.88
MSCI EAFE Index	0.95

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.
Sources: MSCI, Inc., Russell, S&P.

INDEX TOTAL RETURNS**

(as of 10/29/2010)	1-YEAR RETURN %	3-YEAR RETURN %	5-YEAR RETURN %	STANDARD DEVIATION % ANNUALIZED*
MSCI Emerging Markets Index℠	23.56%	–3.98%	14.94%	28.19%
Russell 2000 Index	26.58%	–3.91%	3.07%	22.92%
S&P 500 Index	16.52%	–6.49%	1.73%	17.66%
MSCI EAFE Index	8.36%	–9.60%	3.31%	21.24%

* Based on monthly returns for 10/05-10/10.

** MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.
Sources: MSCI, Inc., Russell, S&P.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

For an investment in iPath ETNs linked to a leveraged participation in the inverse performance of the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index increases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The "participation" value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the inverse performance of the MSCI Emerging Markets Net Total Return Index is subject to risks associated with fluctuations, particularly an increase, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. ("MSCI"). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3242-08RB-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

iP-EMSA-1110

BARCLAYS   FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com   iPath®

iPath Exchange Traded Notes iPath® Long Enhanced MSCI Emerging Markets Index ETN iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2. NOTE DETAILS Ticker EMLB Intraday Indicative Value Ticker EMLB.IV Bloomberg Index Ticker NDUEEGF Participation Ticker* EMLB.PTNV Long Index Amount Ticker EMLB.IXNV Financing Level Ticker EMLB.FLNV CUSIP 06740P874 Primary Exchange NYSE Arca Fee Rate** 0.80% Financing Rate*** 3m LIBOR + 0.60% Automatic Termination Level $25.00 per ETN Inception Date 11/29/10 Maturity Date 11/30/20 Index MSCI Emerging Markets Net Total Return Index INDEX SECTOR BREAKDOWN Financials 26.08%Materials 14.44%Energy 14.10%Information Technology 12.15%Telecommunication Services 7.93%Industrials 7.32%Consumer Discretionary 6.88%Consumer Staples 6.87%Utilities 3.45%Health Care 0.78% Source: MSCI, Inc. as of 10/29/2010. TOP FIVE INDEX CONSTITUENTS (as of 10/29/2010) SAMSUNG ELECTRONICS CO LTD 2.00% PETROBRAS - PETROLEO BRAS-PR 1.72% CHINA MOBILE LTD 1.68% GAZPROM OAO (Trade Free) 1.59% AMERICA MOVIL SAB DE CV-SER L 1.56% * The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs. Source: MSCI, Inc. Index constituents are subject to change. ** The daily investor fee is calculated on a daily basis in the following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365. *** The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee. 1 Investors may redeem at least 25,000 units of the iPath® Long Enhanced MSCI Emerging Markets Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. 2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $25.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Long Enhanced MSCI EAFE® Index ETN

INDEX CORRELATIONS*

MSCI EAFE Index

1.00

MSCI Emerging Markets IndexSM

0.95

S&P 500 Index

0.93

Russell 2000 Index

0.86

INDEX DESCRIPTION

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: MSCI, Inc., S&P, Russell.

INDEX TOTAL RETURNS**

1-YEAR RETURN % 3-YEAR RETURN % 5-YEAR RETURN % STANDARD DEVIATION % ANNUALIZED*

MSCI EAFE Index 8.36% –9.60% 3.31% 21.24%

MSCI Emerging Markets IndexSM 23.56% –3.98% 14.94% 28.19%

S&P 500 Index 16.52% –6.49% 1.73% 17.66%

Russell 2000 Index 26.58% –3.91% 3.07% 22.92%

(as of 10/29/2010)

* Based on monthly returns for 10/05-10/10.

**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index. Sources: MSCI, Inc., S&P, Russell.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the MSCI EAFE® Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the MSCI EAFE® Net Total Return Index is subject to risks associated with fluctuations, particularly a decrease, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3241-07RB-11/10

Not FDIC Insured No Bank Guarantee May Lose Value

iP-MFLA-I1110

FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com

iPath Exchange Traded Notes

iPath® Short Enhanced MSCI Emerging Markets Index ETN

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”).

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2.

NOTE DETAILS

Ticker EMSA

Intraday Indicative Value Ticker EMSA.IV

Bloomberg Index Ticker NDUEEGF

Short Index Amount Ticker EMSA.IXNV

T-Bill Amount Ticker EMSA.TBNV

Participation Ticker* EMSA.PTNV

CUSIP 06740P866

Primary Exchange NYSE Arca

Fee Rate** 0.80%

Borrow Rate*** 2.50%

Automatic Termination Level $45.00 per ETN

Inception Date 11/29/10

Maturity Date 11/30/20

Index MSCI Emerging Markets Net Total Return Index

INDEX SECTOR BREAKDOWN Financials 26.08%Materials 14.44%Energy 14.10%Information Technology 12.15%Telecommunication Services 7.93%Industrials 7.32%Consumer Discretionary 6.88%Consumer Staples 6.87%Utilities 3.45%Health Care 0.78%

Source: MSCI, Inc. as of 10/29/2010.

TOP FIVE INDEX CONSTITUENTS

(as of 10/29/2010)

SAMSUNG ELECTRONICS CO LTD 2.00%

PETROBRAS - PETROLEO BRAS-PR 1.72%

CHINA MOBILE LTD 1.68%

GAZPROM OAO (Trade Free) 1.59%

AMERICA MOVIL SAB DE CV-SER L 1.56%

* The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Source: MSCI, Inc. Index constituents are subject to change.

** The daily investor fee is calculated on a daily basis in following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365.

*** The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

1 Investors may redeem at least 25,000 units of the iPath® Short Enhanced MSCI Emerging Markets Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $45.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Long Enhanced MSCI EAFE® Index ETN

INDEX CORRELATIONS*

MSCI EAFE Index

1.00

MSCI Emerging Markets IndexSM

0.95

S&P 500 Index

0.93

Russell 2000 Index

0.86

INDEX DESCRIPTION

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: MSCI, Inc., S&P, Russell.

INDEX TOTAL RETURNS**

1-YEAR RETURN % 3-YEAR RETURN % 5-YEAR RETURN % STANDARD DEVIATION % ANNUALIZED*

MSCI EAFE Index 8.36% –9.60% 3.31% 21.24%

MSCI Emerging Markets IndexSM 23.56% –3.98% 14.94% 28.19%

S&P 500 Index 16.52% –6.49% 1.73% 17.66%

Russell 2000 Index 26.58% –3.91% 3.07% 22.92%

(as of 10/29/2010)

* Based on monthly returns for 10/05-10/10.

**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index. Sources: MSCI, Inc., S&P, Russell.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the MSCI EAFE® Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the MSCI EAFE® Net Total Return Index is subject to risks associated with fluctuations, particularly a decrease, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3241-07RB-11/10

Not FDIC Insured No Bank Guarantee May Lose Value

iP-MFLA-I1110

FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com

iPath Exchange Traded Notes

iPath® Short Enhanced MSCI Emerging Markets Index ETN

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”).

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2.

NOTE DETAILS

Ticker EMSA

Intraday Indicative Value Ticker EMSA.IV

Bloomberg Index Ticker NDUEEGF

Short Index Amount Ticker EMSA.IXNV

T-Bill Amount Ticker EMSA.TBNV

Participation Ticker* EMSA.PTNV

CUSIP 06740P866

Primary Exchange NYSE Arca

Fee Rate** 0.80%

Borrow Rate*** 2.50%

Automatic Termination Level $45.00 per ETN

Inception Date 11/29/10

Maturity Date 11/30/20

Index MSCI Emerging Markets Net Total Return Index

INDEX SECTOR BREAKDOWN Financials 26.08%Materials 14.44%Energy 14.10%Information Technology 12.15%Telecommunication Services 7.93%Industrials 7.32%Consumer Discretionary 6.88%Consumer Staples 6.87%Utilities 3.45%Health Care 0.78%

Source: MSCI, Inc. as of 10/29/2010.

TOP FIVE INDEX CONSTITUENTS

(as of 10/29/2010)

SAMSUNG ELECTRONICS CO LTD 2.00%

PETROBRAS - PETROLEO BRAS-PR 1.72%

CHINA MOBILE LTD 1.68%

GAZPROM OAO (Trade Free) 1.59%

AMERICA MOVIL SAB DE CV-SER L 1.56%

* The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Source: MSCI, Inc. Index constituents are subject to change.

** The daily investor fee is calculated on a daily basis in following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365.

*** The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

1 Investors may redeem at least 25,000 units of the iPath® Short Enhanced MSCI Emerging Markets Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $45.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Long Extended Russell 1000® TR Index ETN

INDEX DESCRIPTION

The Russell 1000® Total Return Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index (based on a combination of their market capitalization and current index membership). As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of the Russell 3000® Index. The Index is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

INDEX CORRELATIONS*

Russell 1000 Index	1.00
Russell 2000 Index	0.96
MSCI Emerging Markets Index℠	0.88
MSCI EAFE Index	0.93

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: Russell, MSCI, Inc.

INDEX TOTAL RETURNS**

(as of 10/29/2010)	1-YEAR RETURN %	3-YEAR RETURN %	5-YEAR RETURN %	STANDARD DEVIATION % ANNUALIZED*
Russell 1000 Index	17.67%	–6.14%	1.99%	22.92%
Russell 2000 Index	26.58%	–3.91%	3.07%	22.92%
MSCI Emerging Markets Index℠	23.56%	–3.98%	14.94%	28.19%
MSCI EAFE Index	8.36%	–9.60%	3.31%	21.24%

* Based on monthly returns for 10/05-10/10.

**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: Russell, MSCI, Inc.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

For an investment in iPath ETNs linked to a leveraged participation in the performance of the Russell 1000® Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The "participation" value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the Russell 1000® Total Return Index is subject to risks associated with fluctuations, particularly a decrease, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

"Russell 1000® Index" and "Russell 2000® Index" are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3245-08RB-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

iP-ROLA-I1110

BARCLAYS ▶ FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com ▶iPath®

iPath Exchange Traded Notes iPath® Short Extended Russell 2000® TR Index ETN iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2. NOTE DETAILS Ticker RTSA Intraday Indicative Value Ticker RTSA.IV Bloomberg Index Ticker RU20INTR Short Index Amount Ticker RTSA.IXNV T-Bill Amount Ticker RTSA.TBNV Participation Ticker* RTSA.PTNV CUSIP 06740P502 Primary Exchange NYSE Arca Fee Rate** 0.50% Borrow Rate*** 1.75% Automatic Termination Level $15.00 per ETN Inception Date 11/29/10 Maturity Date 11/30/20 Index Russell 2000® Total Return Index INDEX SECTOR BREAKDOWN Financial Services 21.31%Technology 17.17%Consumer Discretionary 15.05%Producer Durables 14.13%Health Care 12.60%Materials & Processing 7.87%Energy 5.06%Utilities 4.13%Consumer Staples 2.67% Source: Russell as of 10/29/2010. TOP FIVE INDEX CONSTITUENTS (as of 10/29/2010) RIVERBED TECHNOLOGY INC 0.34% TIBCO SOFTWARE INC 0.30% SOTHEBY’S 0.28% VERIFONE SYSTEMS INC 0.27% NORDSON CORP 0.25% * The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs. Source: Russell. Index constituents are subject to change. ** The daily investor fee is calculated on a daily basis in the following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365. ***The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365. 1 Investors may redeem at least 25,000 units of the iPath® Short Extended Russell 2000® TR Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. 2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $15.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Short Extended Russell 1000® TR Index ETN

INDEX CORRELATIONS*

Russell 1000 Index 1.00

Russell 2000 Index 0.96

MSCI Emerging Markets IndexSM 0.88

MSCI EAFE Index 0.93

INDEX DESCRIPTION

The Russell 1000® Total Return Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index (based on a combination of their market capitalization and current index membership). As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of the Russell 3000® Index. The Index is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: Russell, MSCI, Inc.

INDEX TOTAL RETURNS**

1-YEAR RETURN % 3-YEAR RETURN % 5-YEAR RETURN % STANDARD DEVIATION % ANNUALIZED*

Russell 1000 Index 17.67% –6.14% 1.99% 22.92%

Russell 2000 Index 26.58% –3.91% 3.07% 22.92%

MSCI Emerging Markets IndexSM 23.56% –3.98% 14.94% 28.19%

MSCI EAFE Index 8.36% –9.60% 3.31% 21.24%

(as of 10/29/2010)

* Based on monthly returns for 10/05-10/10.

**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index. Sources: Russell, MSCI, Inc.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

For an investment in iPath ETNs linked to a leveraged participation in the inverse performance of the Russell 1000® Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index increases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the inverse performance of the Russell 1000® Total Return Index is subject to risks associated with fluctuations, particularly an increase, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3244-08RB-11/10

Not FDIC Insured No Bank Guarantee May Lose Value

iP-ROSA-I1110

FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com

iPath Exchange Traded Notes

iPath® Short Extended Russell 2000® TR Index ETN

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”).

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2.

NOTE DETAILS

Ticker RTSA

Intraday Indicative Value Ticker RTSA.IV

Bloomberg Index Ticker RU20INTR

Short Index Amount Ticker RTSA.IXNV

T-Bill Amount Ticker RTSA.TBNV

Participation Ticker* RTSA.PTNV

CUSIP 06740P502

Primary Exchange NYSE Arca

Fee Rate** 0.50%

Borrow Rate*** 1.75%

Automatic Termination Level $15.00 per ETN

Inception Date 11/29/10

Maturity Date 11/30/20

Index Russell 2000® Total Return Index

INDEX SECTOR BREAKDOWN Financial Services 21.31%Technology 17.17%Consumer Discretionary 15.05%Producer Durables 14.13%Health Care 12.60%Materials & Processing 7.87%Energy 5.06%Utilities 4.13%Consumer Staples 2.67%

Source: Russell as of 10/29/2010.

TOP FIVE INDEX CONSTITUENTS

(as of 10/29/2010)

RIVERBED TECHNOLOGY INC 0.34%

TIBCO SOFTWARE INC 0.30%

SOTHEBY’S 0.28%

VERIFONE SYSTEMS INC 0.27%

NORDSON CORP 0.25%

* The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Source: Russell. Index constituents are subject to change.

** The daily investor fee is calculated on a daily basis in the following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365.

***The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

1 Investors may redeem at least 25,000 units of the iPath® Short Extended Russell 2000® TR Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $15.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Long Extended Russell 2000® TR Index ETN

INDEX DESCRIPTION

The Russell 2000® Total Return Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index (based on a combination of their market capitalization and current index membership). As of October 29, 2010 the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index. The Index is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

INDEX CORRELATIONS*

Russell 2000 Index	1.00
Russell 1000 Index	0.96
MSCI EAFE Index	0.86
S&P 500 Index	0.95
MSCI Emerging Markets Index℠	0.81

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: Russell, MSCI, Inc., S&P.

INDEX TOTAL RETURNS**

(as of 10/29/2010)	1-YEAR RETURN %	3-YEAR RETURN %	5-YEAR RETURN %	STANDARD DEVIATION % ANNUALIZED*
Russell 2000 Index	26.58%	–3.91%	3.07%	22.92%
Russell 1000 Index	17.67%	–6.14%	1.99%	22.92%
S&P 500 Index	16.52%	–6.49%	1.73%	17.66%
MSCI EAFE Index	8.36%	–9.60%	3.31%	21.24%
MSCI Emerging Markets Index℠	23.56%	–3.98%	14.94%	28.19%

* Based on monthly returns for 10/05-10/10.

**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.
Sources: Russell, MSCI, Inc., S&P.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

For an investment in iPath ETNs linked to a leveraged participation in the performance of the Russell 2000® Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The "participation" value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the Russell 2000® Total Return Index is subject to risks associated with fluctuations, particularly a decrease, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

"Russell 1000® Index" and "Russell 2000® Index" are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3247-08RB-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

iP-RTLA-I1110

BARCLAYS ▶ FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com ▶iPath®

iPath Exchange Traded Notes

iPath® Short Extended S&P 500® TR Index ETN

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”).

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2.

NOTE DETAILS

Ticker SFSA

Intraday Indicative Value Ticker SFSA.IV

Bloomberg Index Ticker SPTR

Short Index Amount Ticker SFSA.IXNV

T-Bill Amount Ticker SFSA.TBNV

Participation Ticker* SFSA.PTNV

CUSIP 06740P700

Primary Exchange NYSE Arca

Fee Rate** 0.35%

Borrow Rate*** 0.50%

Automatic Termination Level $10.00 per ETN

Inception Date 11/29/10

Maturity Date 11/30/20

Index S&P 500® Total Return Index

INDEX SECTOR BREAKDOWN Information Technology 19.32%Financials 15.39%Health Care 11.46%Consumer Staples 11.15%Energy 11.13%Industrials 10.67%Consumer Discretionary 10.58%Materials 3.63%Utilities 3.55%Telecommunication Services 3.12%

Source: S&P as of 10/29/2010.

TOP FIVE INDEX CONSTITUENTS

(as of 10/29/2010)

EXXON MOBIL CORP 3.16%

APPLE INC 2.56%

MICROSOFT CORP 1.89%

INTL BUSINESS MACHINES CORP 1.69%

PROCTER&GAMBLE CO 1.68%

* The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Source: S&P. Index constituents are subject to change.

** The daily investor fee is calculated on a daily basis in the following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365.

***The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

1 Investors may redeem at least 25,000 units of the iPath® Short Extended S&P 500® TR Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Short Enhanced MSCI Emerging Markets Index ETN INDEX CORRELATIONS* MSCI Emerging Markets IndexSM 1.00 Russell 2000 Index 0.81 S&P 500 Index 0.88 MSCI EAFE Index 0.95 INDEX DESCRIPTION The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. * MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index. Sources: MSCI, Inc., Russell, S&P. INDEX TOTAL RETURNS** 1-YEAR RETURN % 3-YEAR RETURN % 5-YEAR RETURN % STANDARD DEVIATION % ANNUALIZED* MSCI Emerging Markets IndexSM 23.56% –3.98% 14.94% 28.19% Russell 2000 Index 26.58% –3.91% 3.07% 22.92% S&P 500 Index 16.52% –6.49% 1.73% 17.66% MSCI EAFE Index 8.36% –9.60% 3.31% 21.24% (as of 10/29/2010) * Based on monthly returns for 10/05-10/10. **MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index. Sources: MSCI, Inc., Russell, S&P. Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com. An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs. iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors. The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses. For an investment in iPath ETNs linked to a leveraged participation in the inverse performance of the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index increases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities. An investment in iPath ETNs linked to a leveraged participation in the inverse performance of the MSCI Emerging Markets Net Total Return Index is subject to risks associated with fluctuations, particularly an increase, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities. The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3242-08RB-11/10 Not FDIC Insured No Bank Guarantee May Lose Value iP-EMSA-I1110 FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com

iPath Exchange Traded Notes iPath® Short Extended S&P 500® TR Index ETN iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2. NOTE DETAILS Ticker SFSA Intraday Indicative Value Ticker SFSA.IV Bloomberg Index Ticker SPTR Short Index Amount Ticker SFSA.IXNV T-Bill Amount Ticker SFSA.TBNV Participation Ticker* SFSA.PTNV CUSIP 06740P700 Primary Exchange NYSE Arca Fee Rate** 0.35% Borrow Rate*** 0.50% Automatic Termination Level $10.00 per ETN Inception Date 11/29/10 Maturity Date 11/30/20 Index S&P 500® Total Return Index INDEX SECTOR BREAKDOWN Information Technology 19.32%Financials 15.39%Health Care 11.46%Consumer Staples 11.15%Energy 11.13%Industrials 10.67%Consumer Discretionary 10.58%Materials 3.63%Utilities 3.55%Telecommunication Services 3.12% Source: S&P as of 10/29/2010. TOP FIVE INDEX CONSTITUENTS (as of 10/29/2010) EXXON MOBIL CORP 3.16% APPLE INC 2.56% MICROSOFT CORP 1.89% INTL BUSINESS MACHINES CORP 1.69% PROCTER&GAMBLE CO 1.68% * The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs. Source: S&P. Index constituents are subject to change. ** The daily investor fee is calculated on a daily basis in the following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365. ***The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365. 1 Investors may redeem at least 25,000 units of the iPath® Short Extended S&P 500® TR Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. 2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Long Extended S&P 500® TR Index ETN

INDEX DESCRIPTION

The S&P 500® Total Return Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

INDEX CORRELATIONS*

S&P 500 Index	1.00
Russell 2000 Index	0.95
MSCI Emerging Markets Index℠	0.88
MSCI EAFE Index	0.93

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Sources: S&P, Russell, MSCI, Inc.

INDEX TOTAL RETURNS**

(as of 10/29/2010)

	1-YEAR RETURN %	3-YEAR RETURN %	5-YEAR RETURN %	STANDARD DEVIATION % ANNUALIZED*
S&P 500 Index	16.52%	-6.49%	1.73%	17.66%
Russell 2000 Index	26.58%	-3.91%	3.07%	22.92%
MSCI Emerging Markets Index℠	23.56%	-3.98%	14.94%	28.19%
MSCI EAFE Index	8.36%	-9.60%	3.31%	21.24%

* Based on monthly returns for 10/05-10/10.

**MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.
Sources: S&P, Russell, MSCI, Inc.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do no reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and iPath ETN Performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500® Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The "participation" value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500® Total Return Index is subject to risks associated with fluctuations, particularly a decrease, in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

"Standard & Poor's®", "S&P®", "S&P 500®" and "500" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Securities.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 iP-3249-05RB-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

iP-SFLA-1110

BARCLAYS FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com iPath®

iPath Exchange Traded Notes

iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC that seek to provide exposure to the returns of a market or strategy with the trading flexibility of a listed security. Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity date or through early redemption¹, based on the performance of the index less investor fees and other applicable charges. The iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN is linked to a leveraged return on the performance of the S&P 500® VIX Mid-Term Futures™ Total Return Index.

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. In addition, the ETNs will be automatically redeemed if an automatic termination event occurs2.

NOTE DETAILS

Ticker VZZ

Intraday Indicative Value Ticker VZZ.IV

Bloomberg Index Ticker SPVXMTR

Participation Ticker* VZZ.PTNV

Long Index Amount Ticker VZZ.IXNV

Financing Level Ticker VZZ.FLNV

CUSIP 06740L170

Primary Exchange NYSE Arca

Fee Rate ** 0.89%

Financing Rate *** 3mo LIBOR + 0.89%

Automatic Termination Level $10.00 per ETN

Inception Date 11/29/10

Maturity Date 11/30/20

Index S&P 500 VIX Mid-Term FuturesTM Index TR

INDEX COMPOSITION† CBOE VIX Future FEB 11 19.39%CBOE VIX Future MAR 11 33.51%CBOE VIX Future APR 11 33.63%CBOE VIX Future MAY 11 13.48%

† Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: S&P as of 10/29/2010.

INDEX CORRELATIONS

S&P 500 VIX Mid-Term Futures IndexTM TR 1.00

S&P 500 VIX Short-Term Futures Index™ TR 0.95

S&P 500 Index –0.84

CBOE SPX Volatility Index 0.82

* The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

** The daily investor fee is calculated on a daily basis in the following manner: On the initial valuation date, the daily investor fee will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily investor fee per ETN will equal the product of (a) the closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365.

***The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

Source: S&P, Bloomberg, BlackRock, CBOE (10/09-10/10), based on weekly returns.

1 Investors may redeem at least 25,000 units of the iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.05% times the daily redemption value will apply. The redemption charge is a one-time change imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with early redemption.

2 Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN

INDEX DESCRIPTION

The S&P 500® VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the "VIX Index") futures. Specifically, the S&P 500® VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500® VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

INDEX TOTAL RETURNS & STANDARD DEVIATION

(as of 10/29/10)	3-MONTH RETURN%	6-MONTH RETURN %	1-YEAR RETURN %	STANDARD DEVIATION % ANNUALIZED*
S&P 500 VIX Mid-Term Futures™ Index TR	–13.97%	–12.44%	3.82%	37.84%
S&P 500 VIX Short-Term Futures™ Index TR	–24.37%	–41.70%	–37.67%	63.00%
S&P 500 Index	3.80%	7.96%	0.74%	19.02%
CBOE SPX Volatility Index	–10.55%	-9.79%	–3.85%	76.33%

*Based on monthly returns for 10/05-10/10.

Source: S&P, Bloomberg, CBOE, BlackRock.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance is not indicative of future results. For current Index and iPath ETN performance, go to www.iPathETN.com.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500® VIX Mid-Term Futures™ Index TR, any decrease in the level of the index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the index decreases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable index level. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The "participation" value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500® VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the "VIX Index"), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

"Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500™" and "S&P 500 VIX Mid-Term Futures™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. "VIX" is a registered trademark of the Chicago Board Options Exchange, Incorporated ("CBOE") and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

©2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0305-1110 3250-08RB_10/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

iP-VZZ-1110

BARCLAYS

FIND YOUR iPATH 1-877-764-7284 www.iPathETN.com

iPath®